UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2010
Date of Report (Date of earliest event reported)

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Avenue Suite 306 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

(786) 323-1652
Registrant’s telephone number, including area code

545 Eighth Avenue, Suite 401
New York, New York 10018
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on December 20, 2009, the Board of Directors of Trilliant Exploration Corporation, a Nevada corporation (the "Company") accepted the resignation of Andrew Befumo as the secretary of the Company. Effective on January 31, 2010, the Board of Directors of the Company accepted the resignation of William Lieberman as the President/Chief Executive Officer and the Treasurer/Chief Financial Officer and a director of the Company. Effective on February 1, 2010, the Board of Directors of the Company accepted the consent of Jeffrey Sternberg to act as the President/Chief Executive Officer and Treasurer/Chief Financial Officer and a member of the Board of Directors of the Company. Therefore, as of the date of this Current Report, the Company’s Board of Directors is comprised of Jeffrey Sternberg.

Biography

Jeffrey Sternberg.  Mr. Sternberg has been the Presdient/Chief Executive Officer and the Treasurer/Chief Financial Officer and a member of the Board of Directors of the Company since February 1, 2010. Since the year 2000, Mr. Sternberg has been involved with investment advisory firms providing portfolio management and financial planning services to private and public companies. From approximately 2007 to current date, Mr. Sternberg has served as an analyst for Trafalgar Capital Advisors, LLC, an institutional investor (“Trafalgar”), where he is responsible for tracking and evaluating potential transactions and monitoring Trafalgar’s expenditures. From approximately 2004 to 2006, Mr. Sternberg served as the president of Advantage Capital Development Corporation, a small business development company (“Advantage Capital”), where he was primarily responsible for elimintating debt of client companies and managing Advantage Capital’s general operations

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION
DATE: March 29, 2010	/s/ JEFFREY STERNBERG ___________________________________ Name: Jeffrey Sternberg Title: President/Chief Executive Officer
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